SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2001

MILLER INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

Tennessee	001-14124	62-1566286
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

8503 Hilltop Drive Suite 100 Ooltewah, TN	37363
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 238-4171

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4.           CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The registrant has engaged PricewaterhouseCoopers LLP as its principal accountants and has dismissed its former principal accountants, Arthur Andersen LLP, effective November 30, 2001. The decision to change accountants was approved by the Audit Committee of the registrant on November 30, 2001. Neither of the reports of the former principal accountants on the financial statements of the registrant for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

In connection with its audits for the two most recent fiscal years of the registrant and the subsequent interim period through November 30, 2001, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years.

During the registrant's two most recent fiscal years and the subsequent interim period through November 30, 2001, the registrant has not consulted PricewaterhouseCoopers LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has provided Arthur Andersen LLP with a copy of this disclosure and has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC. /s/ Frank Madonia By: Frank Madonia, Executive Vice President

Date:    December 6, 2001